UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 22, 2008, Avigen, Inc. entered into an agreement with SDI Diagnostics International LTD, a division of Sanochemia Pharmazeutika AG and Austrian-based pharmaceutical company, to amend the Patent and Know-How License, Development and Commercialization Agreement dated January 12, 2006 between the two parties (the “License Agreement”). During the clinical development of the product AV650 for the North American Market, the parties identified the existence of levels of impurities in tolperisone products that are marketed in Europe, that exceed the levels permitted by the United States Food and Drug Administration for chronic drug products marketed in the United States. The parties have filed for patents covering a purer form of AV650 and wish to amend the License Agreement primarily to provide the following:

  Avigen will share with SDI Diagnostics the cost of development, up to $5 million, upon the timely achievement of development-based milestones for the proprietary purer form of AV650; and
  Future payments from Avigen to SDI Diagnostics that are based on the achievement of sales-level milestones are reduced by $2 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC .

Dated: July 22, 2008	By:	/s/ M. Christina Thomson
M. Christina Thomson
Vice President, Corporate Counsel